UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported) August 5, 2005

PHOTRONICS, INC.

(Exact name of registrant as specified in its charter)

Connecticut	0-15451	06-0854886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15 Secor Road, Brookfield, CT	06804
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code (203) 775-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On August 5, 2005, Photronics, Inc. announced a tender offer for all the remaining publicly held shares in PK, Ltd. in Korea which the Company did not previously own. Photronics plans to acquire the additional equity in PKL, Korea’s leading independent photomask manufacturer, from existing PKL shareholders in exchange for cash consideration of approximately 27.7 billion Korean Won, or 8,400 Korean Won per share (approximately US $27.5 million). Additional financial terms of the transaction were not disclosed.

Prior to completing this transaction, Photronics owned approximately 90% of PK, Ltd. Upon its completion, PKL and its subsidiaries will be wholly owned by Photronics.

Exhibit No.
99	Press Release dated August 5, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTRONICS, INC.
(Registrant)

DATE August 5, 2005	BY	/s/ Edwin L. Lewis
Edwin L. Lewis
Vice President, General Counsel & Secretary

PHOTRONICS, INC.

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
99	Press Release dated August 5, 2005.